Contacts:	For Media:	For Financials:
	John S. Oxford	James C. Mabry IV
	Senior Vice President	Executive Vice President
	Chief Marketing Officer	Chief Financial Officer
	(662) 680-1219	(662) 680-1281

RENASANT CORPORATION ANNOUNCES
EARNINGS FOR THE FIRST QUARTER OF 2023

TUPELO, MISSISSIPPI (April 25, 2023) - Renasant Corporation (NASDAQ: RNST) (the “Company”) today announced earnings results for the first quarter of 2023.

(Dollars in thousands, except earnings per share)	Three Months Ended
	Mar 31, 2023	Dec 31, 2022	Mar 31, 2022
Net income and earnings per share:
Net income	$46,078	$46,276	$33,547
Basic EPS	0.82	0.83	0.60
Diluted EPS	0.82	0.82	0.60
Adjusted diluted EPS (Non-GAAP)(1)	0.82	0.89	0.60

“We continue to focus on safety and soundness in our decision making and believe we are well positioned to service our customers and produce attractive results for our shareholders,” remarked C. Mitchell Waycaster, Renasant President and Chief Executive Officer. “The Company’s granular core funding and strong capital base remain foundations of our bank.”

Quarterly Highlights

Earnings
•Net income for the first quarter of 2023 was $46.1 million with diluted EPS of $0.82
•Net interest income (fully tax equivalent) for the first quarter of 2023 was $138.5 million, down $2.0 million on a linked quarter basis
•For the first quarter of 2023, net interest margin was 3.66%, down 12 basis points on a linked quarter basis
•Cost of total deposits was 99 basis points for the first quarter of 2023, up 47 basis points on a linked quarter basis
•Notwithstanding the elimination of certain deposit service charges, noninterest income increased $3.9 million on a linked quarter basis primarily due to an increase in mortgage banking income. The Company’s wealth management and insurance lines of business produced steady results during the first quarter of 2023
•The mortgage division generated $0.6 billion in interest rate lock volume during the first quarter of 2023, compared to $0.5 billion in the fourth quarter of 2022. Gain on sale margin was 1.15% for the first quarter of 2023, down 49 basis points on a linked quarter basis

•Noninterest expense increased $6.1 million during the first quarter of 2023, primarily due to $2.7 million of expenses related to the operations of Republic Business Credit, acquired on December 30, 2022, lower deferred loan origination fees and a seasonal increase in both payroll taxes and the Company’s match of 401k contributions.

Balance Sheet
•Loans increased $188.1 million on a linked quarter basis from December 31, 2022, which represents 6.6% annualized net loan growth
•The securities portfolio decreased $49.8 million on a linked quarter basis, due to net cash outflows during the quarter of $70.5 million and a positive fair market value adjustment in our available-for-sale portfolio of $20.7 million
•Deposits at March 31, 2023 increased $425.1 million on a linked quarter basis, driven by an increase in brokered deposits of $623.4 million. Brokered deposits were $856.5 million at March 31, 2023. Noninterest bearing deposits decreased $313.9 million on a linked quarter basis and represented 30.5% of total deposits at March 31, 2023

Capital and Liquidity
•Book value per share and tangible book value per share (non-GAAP)(1) increased 2.2% and 4.5%, respectively, on a linked quarter basis
•The Company has a $100 million stock repurchase program that is in effect through October 2023; there was no buyback activity during the first quarter of 2023

Credit Quality
•The Company recorded a provision for credit losses on loans of $8.0 million and a recovery of credit losses on unfunded commitments (included in noninterest expense) of $1.5 million for the first quarter of 2023
•The allowance for credit losses on loans to total loans was unchanged on a linked quarter basis at 1.66% at March 31, 2023 and December 31, 2022
•The coverage ratio, or the allowance for credit losses on loans to nonperforming loans, was 259.39% at March 31, 2023, compared to 337.73% at December 31, 2022
•Net loan charge-offs for the first quarter of 2023 were $4.7 million, or 0.16% of average loans on an annualized basis
•Nonperforming loans to total loans increased to 0.64% at March 31, 2023 compared to 0.49% at December 31, 2022 and criticized loans (which include classified and special mention loans) to total loans decreased to 2.44% at March 31, 2023, compared to 2.47% at December 31, 2022

(1) This is a non-GAAP financial measure. A reconciliation of all non-GAAP financial measures disclosed in this release from GAAP to non-GAAP is included in the tables at the end of this release. The information below under the heading “Non-GAAP Financial Measures” explains why the Company believes the non-GAAP financial measures in this release provide useful information and describes the other purposes for which the Company uses non-GAAP financial measures.

Income Statement

(Dollars in thousands, except per share data)	Three Months Ended
	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
Interest income
Loans held for investment	$161,787	$145,360	$123,100	$106,409	$95,829
Loans held for sale	1,737	1,688	2,075	2,586	2,863
Securities	15,091	15,241	14,500	12,471	10,835
Other	5,430	2,777	3,458	1,954	664
Total interest income	184,045	165,066	143,133	123,420	110,191
Interest expense
Deposits	32,866	17,312	7,241	5,018	5,637
Borrowings	15,404	9,918	5,574	4,887	4,925
Total interest expense	48,270	27,230	12,815	9,905	10,562
Net interest income	135,775	137,836	130,318	113,515	99,629
Provision for loan losses	7,960	10,488	9,800	2,000	1,500
Net interest income after provision for credit losses	127,815	127,348	120,518	111,515	98,129
Noninterest income	37,293	33,395	41,186	37,214	37,458
Noninterest expense	107,708	101,582	101,574	98,194	94,105
Income before income taxes	57,400	59,161	60,130	50,535	41,482
Income taxes	11,322	12,885	13,563	10,857	7,935
Net income	$46,078	$46,276	$46,567	$39,678	$33,547

Adjusted net income (non-GAAP)(1)	$46,078	$50,324	$44,233	$40,601	$33,728
Adjusted pre-provision net revenue (“PPNR”) (non-GAAP)(1)	$63,860	$72,187	$66,970	$54,172	$42,664

Basic earnings per share	$0.82	$0.83	$0.83	$0.71	$0.60
Diluted earnings per share	0.82	0.82	0.83	0.71	0.60
Adjusted diluted earnings per share (non-GAAP)(1)	0.82	0.89	0.79	0.72	0.60
Average basic shares outstanding	56,008,741	55,953,104	55,947,214	55,906,755	55,809,192
Average diluted shares outstanding	56,270,219	56,335,446	56,248,720	56,182,845	56,081,863
Cash dividends per common share	$0.22	$0.22	$0.22	$0.22	$0.22
(1) This is a non-GAAP financial measure. A reconciliation of all non-GAAP financial measures disclosed in this release from GAAP to non-GAAP is included in the tables at the end of this release. The information below under the heading “Non-GAAP Financial Measures” explains why the Company believes the non-GAAP financial measures in this release provide useful information and describes the other purposes for which the Company uses non-GAAP financial measures.

Performance Ratios

	Three Months Ended
	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
Return on average assets	1.09%	1.11%	1.11%	0.96%	0.81%
Adjusted return on average assets (non-GAAP)(1)	1.09	1.20	1.05	0.98	0.82
Return on average tangible assets (non-GAAP)(1)	1.19	1.20	1.20	1.04	0.89
Adjusted return on average tangible assets (non-GAAP)(1)	1.19	1.30	1.14	1.07	0.90
Return on average equity	8.55	8.58	8.50	7.31	6.05
Adjusted return on average equity (non-GAAP)(1)	8.55	9.33	8.07	7.48	6.08
Return on average tangible equity (non-GAAP)(1)	16.29	15.98	15.64	13.50	10.93
Adjusted return on average tangible equity (non-GAAP)(1)	16.29	17.35	14.87	13.81	10.99
Efficiency ratio (fully taxable equivalent)	61.26	58.39	58.50	64.37	67.78
Adjusted efficiency ratio (non-GAAP)(1)	61.30	56.25	58.78	62.44	67.02
Dividend payout ratio	26.83	26.51	26.51	30.99	36.67

Capital and Balance Sheet Ratios

	As of
	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
Shares outstanding	56,073,658	55,953,104	55,953,104	55,932,017	55,880,666
Market value per share	$30.58	$37.59	$31.28	$28.81	$33.45
Book value per share	39.01	38.18	37.39	37.85	38.25
Tangible book value per share (non-GAAP)(1)	20.92	20.02	20.12	20.55	20.91
Shareholders’ equity to assets	12.52%	12.57%	12.70%	12.74%	12.68%
Tangible common equity ratio (non-GAAP)(1)	7.13	7.01	7.26	7.34	7.35
Leverage ratio	9.18	9.36	9.39	9.16	9.00
Common equity tier 1 capital ratio	10.19	10.21	10.64	10.74	10.78
Tier 1 risk-based capital ratio	10.98	11.01	11.47	11.60	11.67
Total risk-based capital ratio	14.68	14.63	15.15	15.34	15.51

(1) This is a non-GAAP financial measure. A reconciliation of all non-GAAP financial measures disclosed in this release from GAAP to non-GAAP is included in the tables at the end of this release. The information below under the heading “Non-GAAP Financial Measures” explains why the Company believes the non-GAAP financial measures in this release provide useful information and describes the other purposes for which the Company uses non-GAAP financial measures.

Noninterest Income and Noninterest Expense

(Dollars in thousands)	Three Months Ended
	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
Noninterest income
Service charges on deposit accounts	$9,120	$10,445	$10,216	$9,734	$9,562
Fees and commissions	4,676	4,470	4,148	4,668	3,982
Insurance commissions	2,446	2,501	3,108	2,591	2,554
Wealth management revenue	5,140	5,237	5,467	5,711	5,924
Mortgage banking income	8,517	5,170	12,675	8,316	9,633
BOLI income	3,003	2,487	2,296	2,331	2,153
Other	4,391	3,085	3,276	3,863	3,650
Total noninterest income	$37,293	$33,395	$41,186	$37,214	$37,458
Noninterest expense
Salaries and employee benefits	$69,832	$67,372	$66,463	$65,580	$62,239
Data processing	3,633	3,521	3,526	3,590	4,263
Net occupancy and equipment	11,405	11,122	11,266	11,155	11,276
Other real estate owned	30	(59)	34	(187)	(241)
Professional fees	3,467	2,856	3,087	2,778	3,151
Advertising and public relations	4,686	3,631	3,229	3,406	4,059
Intangible amortization	1,426	1,195	1,251	1,310	1,366
Communications	1,980	2,028	1,999	1,904	2,027
Merger and conversion related expenses	—	1,100	—	—	687
Restructuring charges (benefit)	—	—	—	1,187	(455)
Other	11,249	8,816	10,719	7,471	5,733
Total noninterest expense	$107,708	$101,582	$101,574	$98,194	$94,105

Mortgage Banking Income

(Dollars in thousands)	Three Months Ended
	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
Gain on sales of loans, net	$4,770	$1,003	$5,263	$3,490	$6,047
Fees, net	1,806	1,849	2,405	3,064	3,053
Mortgage servicing income (loss), net	1,941	2,318	5,007	1,762	533
Total mortgage banking income	$8,517	$5,170	$12,675	$8,316	$9,633

Balance Sheet

(Dollars in thousands)	As of
	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
Assets
Cash and cash equivalents	$847,697	$575,992	$479,500	$1,010,468	$1,607,493
Securities held to maturity, at amortized cost	1,300,240	1,324,040	1,353,502	488,851	487,194
Securities available for sale, at fair value	1,507,907	1,533,942	1,569,242	2,528,253	2,405,316
Loans held for sale, at fair value	159,318	110,105	144,642	196,598	280,464
Loans held for investment	11,766,425	11,578,304	11,105,004	10,603,744	10,313,459
Allowance for credit losses on loans	(195,292)	(192,090)	(174,356)	(166,131)	(166,468)
Loans, net	11,571,133	11,386,214	10,930,648	10,437,613	10,146,991
Premises and equipment, net	287,006	283,595	284,062	284,035	285,344
Other real estate owned	4,818	1,763	2,412	2,807	2,062
Goodwill and other intangibles	1,014,415	1,015,884	966,461	967,713	969,022
Bank-owned life insurance	375,572	373,808	371,650	371,298	369,344
Mortgage servicing rights	85,039	84,448	81,980	94,743	91,730
Other assets	320,938	298,385	287,000	235,722	218,797
Total assets	$17,474,083	$16,988,176	$16,471,099	$16,618,101	$16,863,757

Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Noninterest-bearing	$4,244,877	$4,558,756	$4,827,220	$4,741,397	$4,706,256
Interest-bearing	9,667,142	8,928,210	8,604,904	9,022,532	9,284,641
Total deposits	13,912,019	13,486,966	13,432,124	13,763,929	13,990,897
Short-term borrowings	732,057	712,232	312,818	112,642	111,279
Long-term debt	431,111	428,133	426,821	431,553	435,416
Other liabilities	211,596	224,829	207,055	193,100	188,523
Total liabilities	15,286,783	14,852,160	14,378,818	14,501,224	14,726,115

Shareholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	296,483	296,483	296,483	296,483	296,483
Treasury stock	(107,559)	(111,577)	(111,577)	(112,295)	(114,050)
Additional paid-in capital	1,299,458	1,302,422	1,299,476	1,298,207	1,297,088
Retained earnings	891,242	857,725	823,951	789,880	762,690
Accumulated other comprehensive loss	(192,324)	(209,037)	(216,052)	(155,398)	(104,569)
Total shareholders’ equity	2,187,300	2,136,016	2,092,281	2,116,877	2,137,642
Total liabilities and shareholders’ equity	$17,474,083	$16,988,176	$16,471,099	$16,618,101	$16,863,757

Net Interest Income and Net Interest Margin

(Dollars in thousands)	Three Months Ended
	March 31, 2023			December 31, 2022			March 31, 2022
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Interest-earning assets:
Loans held for investment	$11,688,534	$163,970	5.68%	$11,282,422	$147,519	5.19%	$10,108,511	$97,001	3.88%
Loans held for sale	103,410	1,737	6.72%	117,082	1,688	5.77%	330,442	2,863	3.48%
Taxable securities	2,588,148	13,054	2.02%	2,657,248	13,174	1.98%	2,499,822	8,782	1.41%
Tax-exempt securities(1)	443,996	2,608	2.35%	447,287	2,637	2.36%	438,380	2,635	2.40%
Total securities	3,032,144	15,662	2.07%	3,104,535	15,811	2.04%	2,938,202	11,417	1.55%
Interest-bearing balances with banks	464,229	5,430	4.74%	269,975	2,777	4.08%	1,463,991	664	0.18%
Total interest-earning assets	15,288,317	186,799	4.94%	14,774,014	167,795	4.51%	14,841,146	111,945	3.05%
Cash and due from banks	197,782			201,369			206,224
Intangible assets	1,011,557			967,005			965,430
Other assets	660,242			635,452			684,464
Total assets	$17,157,898			$16,577,840			$16,697,264
Interest-bearing liabilities:
Interest-bearing demand(2)	$6,066,770	$20,298	1.36%	$6,018,679	$12,534	0.83%	$6,636,392	$3,647	0.22%
Savings deposits	1,052,802	826	0.32%	1,093,997	582	0.21%	1,097,560	139	0.05%
Brokered deposits	395,942	4,318	4.42%	93,764	1,047	4.43%	—	—	—%
Time deposits	1,564,658	7,424	1.92%	1,324,042	3,149	0.94%	1,374,722	1,851	0.55%
Total interest-bearing deposits	9,080,172	32,866	1.47%	8,530,482	17,312	0.81%	9,108,674	5,637	0.25%
Borrowed funds	1,281,552	15,404	4.86%	893,705	9,918	4.42%	485,777	4,925	4.08%
Total interest-bearing liabilities	10,361,724	48,270	1.89%	9,424,187	27,230	1.15%	9,594,451	10,562	0.44%
Noninterest-bearing deposits	4,386,998			4,805,014			4,651,793
Other liabilities	222,382			209,544			201,353
Shareholders’ equity	2,186,794			2,139,095			2,249,667
Total liabilities and shareholders’ equity	$17,157,898			$16,577,840			$16,697,264
Net interest income/ net interest margin		$138,529	3.66%		$140,565	3.78%		$101,383	2.76%
Cost of funding			1.33%			0.76%			0.30%
Cost of total deposits			0.99%			0.52%			0.17%
(1) U.S. Government and some U.S. Government Agency securities are tax-exempt in the states in which the Company operates.
(2) Interest-bearing demand deposits include interest-bearing transactional accounts and money market deposits.

Supplemental Margin Information

(Dollars in thousands)	Three Months Ended
	Mar 31, 2023	Dec 31, 2022	Mar 31, 2022
Earning asset mix:
Loans held for investment	76.45%	76.36%	68.11%
Loans held for sale	0.68	0.79	2.23
Securities	19.83	21.01	19.80
Interest-bearing balances with banks	3.04	1.84	9.86
Total	100.00%	100.00%	100.00%

Funding sources mix:
Noninterest-bearing demand	29.74%	33.77%	32.65%
Interest-bearing demand	41.13	42.30	46.59
Savings	7.14	7.69	7.70
Brokered deposits	2.68	0.66	—
Time deposits	10.61	9.31	9.65
Borrowed funds	8.70	6.27	3.41
Total	100.00%	100.00%	100.00%

Net interest income collected on problem loans	$392	$161	$434
Total accretion on purchased loans	670	625	1,235
Total impact on net interest income	$1,062	$786	$1,669
Impact on net interest margin	0.03%	0.02%	0.04%
Impact on loan yield	0.04%	0.03%	0.06%

Loan Portfolio

(Dollars in thousands)	As of
	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
Loan Portfolio:
Commercial, financial, agricultural	$1,740,778	$1,673,883	$1,513,091	$1,497,272	$1,445,607
Lease financing	121,146	115,013	103,357	101,350	89,842
Real estate - construction	1,424,352	1,330,337	1,215,056	1,126,363	1,222,052
Real estate - 1-4 family mortgages	3,278,980	3,216,263	3,127,889	3,030,083	2,840,979
Real estate - commercial mortgages	5,085,813	5,118,063	5,016,665	4,717,513	4,577,864
Installment loans to individuals	115,356	124,745	128,946	131,163	137,115
Total loans	$11,766,425	$11,578,304	$11,105,004	$10,603,744	$10,313,459

Credit Quality and Allowance for Credit Losses on Loans

(Dollars in thousands)	As of
	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
Nonperforming Assets:
Nonaccruing loans	$56,626	$56,545	$54,278	$43,897	$51,995
Loans 90 days or more past due	18,664	331	1,587	617	247
Total nonperforming loans	75,290	56,876	55,865	44,514	52,242
Other real estate owned	4,818	1,763	2,412	2,807	2,062
Total nonperforming assets	$80,108	$58,639	$58,277	$47,321	$54,304

Criticized Loans
Classified loans	$222,701	$200,249	$193,844	$185,267	$178,015
Special Mention loans	64,832	86,172	69,883	87,476	76,949
Criticized loans(1)	$287,533	$286,421	$263,727	$272,743	$254,964

Allowance for credit losses on loans	$195,292	$192,090	$174,356	$166,131	$166,468
Net loan charge-offs	$4,732	$2,566	$1,575	$2,337	$851
Annualized net loan charge-offs / average loans	0.16%	0.09%	0.06%	0.09%	0.03%
Nonperforming loans / total loans	0.64	0.49	0.50	0.42	0.51
Nonperforming assets / total assets	0.46	0.35	0.35	0.28	0.32
Allowance for credit losses on loans / total loans	1.66	1.66	1.57	1.57	1.61
Allowance for credit losses on loans / nonperforming loans	259.39	337.73	312.10	373.21	318.65
Criticized loans / total loans	2.44	2.47	2.37	2.57	2.47
(1) Criticized loans include loans in risk rating classifications of classified and special mention.

CONFERENCE CALL INFORMATION:
A live audio webcast of a conference call with analysts will be available beginning at 10:00 AM Eastern Time (9:00 AM Central Time) on Wednesday, April 26, 2023.

The webcast is accessible through Renasant’s investor relations website at www.renasant.com or https://event.choruscall.com/mediaframe/webcast.html?webcastid=lXO7IuJ3. To access the conference via telephone, dial 1-877-513-1143 in the United States and request the Renasant Corporation 2023 First Quarter Earnings Webcast and Conference Call. International participants should dial 1-412-902-4145 to access the conference call.

The webcast will be archived on www.renasant.com after the call and will remain accessible for one year. A replay can be accessed via telephone by dialing 1-877-344-7529 in the United States and entering conference number 6764445 or by dialing 1-412-317-0088 internationally and entering the same conference number. Telephone replay access is available until May 10, 2023.

ABOUT RENASANT CORPORATION:
Renasant Corporation is the parent of Renasant Bank, a 119-year-old financial services institution. Renasant has assets of approximately $17.5 billion and operates 196 banking, lending, mortgage, wealth management and insurance offices throughout the Southeast as well as offering factoring and asset-based lending on a nationwide basis.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS:
This press release may contain, or incorporate by reference, statements about Renasant Corporation that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “projects,” “anticipates,” “intends,” “estimates,” “plans,” “potential,” “focus,” “possible,” “may increase,” “may fluctuate,” “will likely result,” and similar expressions, or future or conditional verbs such as “will,” “should,” “would” and “could,” are generally forward-looking in nature and not historical facts. Forward-looking statements include information about the Company’s future financial performance, business strategy, projected plans and objectives and are based on the current beliefs and expectations of management. The Company’s management believes these forward-looking statements are reasonable, but they are all inherently subject to significant business, economic and competitive risks and uncertainties, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ from those indicated or implied in the forward-looking statements, and such differences may be material. Prospective investors are cautioned that any forward-looking statements are not guarantees of future performance and involve risks and uncertainties and, accordingly, investors should not place undue reliance on these forward-looking statements, which speak only as of the date they are made.

Important factors currently known to management that could cause our actual results to differ materially from those in forward-looking statements include the following: (i) the Company’s ability to efficiently integrate acquisitions into its operations, retain the customers of these businesses, grow the acquired operations and realize the cost savings expected from an acquisition to the extent and in the timeframe anticipated by management; (ii) the effect of economic conditions and interest rates on a national, regional or international basis; (iii) timing and success of the implementation of changes in operations to achieve enhanced earnings or effect cost savings; (iv) competitive pressures in the consumer finance, commercial finance, insurance, financial services, asset management, retail banking, factoring and mortgage lending and auto lending industries; (v) the financial resources of, and products available from, competitors; (vi) changes in laws and regulations as well as changes in accounting standards; (vii) changes in policy by regulatory agencies; (viii) changes in the securities and foreign exchange markets; (ix) the Company’s potential growth, including its entrance or expansion into new markets, and the need for sufficient capital to support that growth; (x) changes in the quality or composition of the Company’s loan or investment portfolios, including adverse developments in borrower industries or in the repayment ability of individual borrowers or issuers of investment securities, or the impact of interest rates on the value of our investment securities portfolio; (xi) an insufficient allowance for credit losses as a result of inaccurate assumptions; (xii) changes in the sources and costs of the capital we use to make loans and otherwise fund our operations, due to deposit outflows, changes in the mix of deposits and the cost and availability of borrowings; (xiii) general economic, market or business conditions, including the impact of inflation; (xiv) changes in demand for loan products and financial services; (xv) concentration of credit exposure; (xvi) changes or the lack of changes in interest rates, yield curves and interest rate spread relationships; (xvii) increased cybersecurity risk, including potential network breaches, business disruptions or financial losses; (xviii) civil unrest, natural disasters, epidemics (including the re-emergence of the COVID-19 pandemic) and other catastrophic events in the Company’s geographic area; (xix) the impact, extent and timing of technological changes; and (xx) other circumstances, many of which are beyond management’s control.

Management believes that the assumptions underlying the Company’s forward-looking statements are reasonable, but any of the assumptions could prove to be inaccurate. Investors are urged to carefully consider the risks described in the Company’s filings with the Securities and Exchange Commission (the “SEC”) from time to time, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are available at www.renasant.com and the SEC’s website at www.sec.gov.

The Company undertakes no obligation, and specifically disclaims any obligation, to update or revise forward-looking statements, whether as a result of new information or to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by federal securities laws.

NON-GAAP FINANCIAL MEASURES:
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), this press release and the presentation slides furnished to the SEC on the same Form 8-K as this release contain non-GAAP financial measures, including, without limitation, (i) core loan yield, (ii) core net interest income and margin, (iii) adjusted pre-provision net revenue, (iv) adjusted net income, (v) adjusted diluted earnings per share, (vi) tangible book value per share, (vii) the tangible common equity ratio, (viii) certain performance ratios (namely, the ratio of adjusted pre-provision net revenue to average assets, the adjusted return on average assets and on average equity, and the return on average tangible assets and on average tangible common equity (including on an as-adjusted basis)), and (ix) the adjusted efficiency ratio.

These non-GAAP financial measures adjust GAAP financial measures to exclude intangible assets and/or certain charges (such as, among others, merger and conversion expenses, gain on sale of MSR and restructuring charges with respect to which the Company is unable to accurately predict when these charges will be incurred or, when incurred, the amount thereof). Management uses these non-GAAP financial measures when evaluating capital utilization and adequacy. In addition, the Company believes that these non-GAAP financial measures facilitate the making of period-to-period comparisons and are meaningful indicators of its operating performance, particularly because these measures are widely used by industry analysts for companies with merger and acquisition activities. Also, because intangible assets such as goodwill and the core deposit intangible and charges such as restructuring charges can vary extensively from company to company and, as to intangible assets, are excluded from the calculation of a financial institution’s regulatory capital, the Company believes that the presentation of this non-GAAP financial information allows readers to more easily compare the Company’s results to information provided in other regulatory reports and the results of other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables below under the caption “Non-GAAP Reconciliations”.

None of the non-GAAP financial information that the Company has included in this release or the accompanying presentation slides are intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Investors should note that, because there are no standardized definitions for the calculations as well as the results, the Company’s calculations may not be comparable to similarly titled measures presented by other companies. Also, there may be limits in the usefulness of these measures to investors. As a result, the Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

Non-GAAP Reconciliations

(Dollars in thousands, except per share data)	Three Months Ended
	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
Adjusted Pre-Provision Net Revenue (“PPNR”)
Net income (GAAP)	$46,078	$46,276	$46,567	$39,678	$33,547
Income taxes	11,322	12,885	13,563	10,857	7,935
Provision for credit losses (including unfunded commitments)	6,460	10,671	9,800	2,450	950
Pre-provision net revenue (non-GAAP)	$63,860	$69,832	$69,930	$52,985	$42,432
Merger and conversion expense	—	1,100	—	—	687
Gain on sale of MSR	—	—	(2,960)	—	—
Restructuring charges (benefit)	—	—	—	1,187	(455)
Voluntary reimbursement of certain re-presentment NSF fees	—	1,255	—	—	—
Adjusted pre-provision net revenue (non-GAAP)	$63,860	$72,187	$66,970	$54,172	$42,664

Adjusted Net Income and Adjusted Tangible Net Income
Net income (GAAP)	$46,078	$46,276	$46,567	$39,678	$33,547
Amortization of intangibles	1,426	1,195	1,251	1,310	1,366
Tax effect of adjustments noted above(2)	(299)	(260)	(265)	(291)	(303)
Tangible net income (non-GAAP)	$47,205	$47,211	$47,553	$40,697	$34,610

Net income (GAAP)	$46,078	$46,276	$46,567	$39,678	$33,547
Merger and conversion expense	—	1,100	—	—	687
Gain on sale of MSR	—	—	(2,960)	—	—
Restructuring charges (benefit)	—	—	—	1,187	(455)
Initial provision for acquisitions	—	2,820	—	—	—
Voluntary reimbursement of certain re-presentment NSF fees	—	1,255	—	—	—
Tax effect of adjustments noted above(2)	—	(1,127)	626	(264)	(51)
Adjusted net income (non-GAAP)	$46,078	$50,324	$44,233	$40,601	$33,728
Amortization of intangibles	1,426	1,195	1,251	1,310	1,366
Tax effect of adjustments noted above(2)	(299)	(260)	(265)	(291)	(303)
Adjusted tangible net income (non-GAAP)	$47,205	$51,259	$45,219	$41,620	$34,791

(Dollars in thousands, except per share data)	Three Months Ended
	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
Tangible Assets and Tangible Shareholders’ Equity
Average shareholders’ equity (GAAP)	$2,186,794	$2,139,095	$2,173,408	$2,177,537	$2,249,667
Average intangible assets	1,011,557	967,005	967,154	968,441	965,430
Average tangible shareholders’ equity (non-GAAP)	$1,175,237	$1,172,090	$1,206,254	$1,209,096	$1,284,237

Average assets (GAAP)	$17,157,898	$16,577,840	$16,645,481	$16,631,290	$16,697,264
Average intangible assets	1,011,557	967,005	967,154	968,441	965,430
Average tangible assets (non-GAAP)	$16,146,341	$15,610,835	$15,678,327	$15,662,849	$15,731,834

Shareholders’ equity (GAAP)	$2,187,300	$2,136,016	$2,092,281	$2,116,877	$2,137,642
Intangible assets	1,014,415	1,015,884	966,461	967,713	969,022
Tangible shareholders’ equity (non-GAAP)	$1,172,885	$1,120,132	$1,125,820	$1,149,164	$1,168,620

Total assets (GAAP)	$17,474,083	$16,988,176	$16,471,099	$16,618,101	$16,863,757
Intangible assets	1,014,415	1,015,884	966,461	967,713	969,022
Total tangible assets (non-GAAP)	$16,459,668	$15,972,292	$15,504,638	$15,650,388	$15,894,735

Adjusted Performance Ratios
Return on average assets (GAAP)	1.09%	1.11%	1.11%	0.96%	0.81%
Adjusted return on average assets (non-GAAP)	1.09	1.20	1.05	0.98	0.82
Return on average tangible assets (non-GAAP)	1.19	1.20	1.20	1.04	0.89
Adjusted pre-provision net revenue to average assets (non-GAAP)	1.51	1.73	1.60	1.31	1.04
Adjusted return on average tangible assets (non-GAAP)	1.19	1.30	1.14	1.07	0.90
Return on average equity (GAAP)	8.55	8.58	8.50	7.31	6.05
Adjusted return on average equity (non-GAAP)	8.55	9.33	8.07	7.48	6.08
Return on average tangible equity (non-GAAP)	16.29	15.98	15.64	13.50	10.93
Adjusted return on average tangible equity (non-GAAP)	16.29	17.35	14.87	13.81	10.99

Adjusted Diluted Earnings Per Share
Average diluted shares outstanding	56,270,219	56,335,446	56,248,720	56,182,845	56,081,863

Diluted earnings per share (GAAP)	$0.82	$0.82	$0.83	$0.71	$0.60
Adjusted diluted earnings per share (non-GAAP)	$0.82	$0.89	$0.79	$0.72	$0.60

Tangible Book Value Per Share
Shares outstanding	56,073,658	55,953,104	55,953,104	55,932,017	55,880,666

Book value per share (GAAP)	$39.01	$38.18	$37.39	$37.85	$38.25
Tangible book value per share (non-GAAP)	$20.92	$20.02	$20.12	$20.55	$20.91

Tangible Common Equity Ratio
Shareholders’ equity to assets (GAAP)	12.52%	12.57%	12.70%	12.74%	12.68%
Tangible common equity ratio (non-GAAP)	7.13%	7.01%	7.26%	7.34%	7.35%

(Dollars in thousands, except per share data)	Three Months Ended
	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
Adjusted Efficiency Ratio
Net interest income (FTE) (GAAP)	$138,529	$140,565	$132,435	$115,321	$101,383

Total noninterest income (GAAP)	$37,293	$33,395	$41,186	$37,214	$37,458
Gain on sale of MSR	—	—	2,960	—	—
Total adjusted noninterest income (non-GAAP)	$37,293	$33,395	$38,226	$37,214	$37,458

Noninterest expense (GAAP)	$107,708	$101,582	$101,574	$98,194	$94,105
Amortization of intangibles	1,426	1,195	1,251	1,310	1,366
Merger and conversion expense	—	1,100	—	—	687
Restructuring charges (benefit)	—	—	—	1,187	(455)
Voluntary reimbursement of certain re-presentment NSF fees	—	1,255	—	—	—
(Recovery of) provision for unfunded commitments	(1,500)	183	—	450	(550)
Total adjusted noninterest expense (non-GAAP)	$107,782	$97,849	$100,323	$95,247	$93,057

Efficiency ratio (GAAP)	61.26%	58.39%	58.50%	64.37%	67.78%
Adjusted efficiency ratio (non-GAAP)	61.30%	56.25%	58.78%	62.44%	67.02%

Core Net Interest Income and Core Net Interest Margin
Net interest income (FTE) (GAAP)	$138,529	$140,565	$132,435	$115,321	$101,383
Net interest income collected on problem loans	392	161	78	2,276	434
Accretion recognized on purchased loans	670	625	1,317	2,021	1,235
Non-core net interest income	$1,062	$786	$1,395	$4,297	$1,669
Core net interest income (FTE) (non-GAAP)(1)	$137,467	$139,779	$131,040	$111,024	$99,714

Net interest margin (GAAP)	3.66%	3.78%	3.54%	3.11%	2.76%
Core net interest margin (non-GAAP)	3.63%	3.76%	3.50%	3.00%	2.71%

Core Loan Yield
Loan interest income (FTE) (GAAP)	$163,970	$147,519	$124,614	$107,612	$97,001
Net interest income collected on problem loans	392	161	78	2,276	434
Accretion recognized on purchased loans	670	625	1,317	2,021	1,235
Core loan interest income (FTE) (non-GAAP)(1)	$162,908	$146,733	$123,219	$103,315	$95,332

Loan yield (GAAP)	5.68%	5.19%	4.57%	4.12%	3.88%
Core loan yield (non-GAAP)	5.64%	5.16%	4.52%	3.96%	3.82%
(1) Core net interest income (FTE) and Core loan interest income (FTE) include Interest income on PPP loans.
(2) Tax effect is calculated based on the respective periods’ effective tax rate excluding the impact of discrete items.

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